Exhibit 10.1

CONFIDENTIAL

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made effective as of May 31, 2013 (the “Effective Date”), by and between Ian Dawson (“Employee”) and MAKO Surgical Corp. (“Company”).

1.	Employment

On the terms and conditions set forth in this Agreement, the Company hereby employs the Employee as its Senior Vice President of Marketing for a one (1) year period commencing effective as of the Effective Date (in total, the “Term”). This Agreement is subject to renewal by the mutual written agreement of the parties on terms and conditions mutually agreed to by the parties at the time of renewal. In the event either party does not intend to renew the Agreement following expiration of the initial (1) year term, ninety (90) days written advance notice shall be given to the other party (a “Notice of Non-Renewal”). If no such Notice of Non-Renewal is given this Agreement shall automatically renew for one (1) year terms. In the event of non-renewal by the Company, the Company shall, with delivery of its Notice of Non-Renewal, provide Employee with written notice of its election to either (a) pay Employee severance in accordance with Section 3(c) hereto in consideration for the Restrictive Covenants contained in Section 5(b); or (b) waive the rights to enforcement of and release Employee from obligations of the Restrictive Covenants contained in Section 5(b).

The Employee hereby accepts such employment and agrees to perform the services and duties required on an exclusive (except as agreed to in writing by Board of Directors of the Company (the “Board”)) and full-time basis. Employee hereby represents and warrants that Employee is under no contractual, legal, or other impediment to performing the services required under this Agreement.

MAKO Employment Agreement – I. Dawson

The Employee further agrees that Employee will use best efforts to perform Employee’s duties hereunder to the best of Employee’s ability in accordance with Company policies, and in a diligent, proper and workmanlike manner. In the performance of Employee’s duties, Employee shall be subject to the direction, supervision and control of the Company’s President and CEO. The Employee shall have supervision and control over the day-to-day business and affairs as described in a Job Description document on file with the Human Resources Department of Company, as updated from time to time and acknowledged by Employee (the “Job Responsibilities”). Employee will perform the duties and responsibilities under this Agreement based out of the offices of the Company located in South Florida and shall travel to such other locations as the Company may reasonably direct.

2.	Compensation

During the term of employment under this Agreement, and as full compensation for all the Employee's services rendered under this Agreement, the Employee shall receive the following compensation and benefits:

a.	Base Salary:

The Employee shall receive an annual base salary (as increased from time to time, “Base Salary”) at the rate of $260,000. The Employee’s Base Salary will be payable in installments consistent with the Company’s payroll schedule, subject to usual and required employee payroll deductions, including, without limitation, applicable taxes. Employee’s Base Salary shall be increased on an annual basis in the sole discretion of the Board.

MAKO Employment Agreement – I. Dawson

b.	Cash Performance Bonus:

The Employee shall be eligible for a performance cash bonus for any year under this Agreement commencing with 2013 performance based on the Company’s Leadership Cash Bonus Plan. The Employee’s performance cash bonus shall be as determined by the Board and calculated based on Employee’s performance (as an individual and as part of the Company). The decision about whether the necessary criteria have been met for a performance cash bonus and whether to award such performance bonus shall be in the sole and absolute discretion of the Board and is final. The bonus, should one be awarded, shall be payable within ninety (90) days following the period for which the bonus is awarded.

c.	Equity:

On the Effective Date of this Agreement, Employee shall receive an award of nonqualified stock options (NSOs), issued pursuant and subject to the Company’s 2008 Omnibus Incentive Plan (the “Option Plan,” a copy of which has been furnished to Employee), entitling Employee to purchase one hundred fifty thousand (150,000) shares of the Company’s Common Stock (the “Initial Option Award”). Employee is eligible to receive an additional award in the sole and absolute discretion of the Board. The purchase price per share for any option award will be the fair market value of such Common Stock at the time of such equity award. The grant to Employee of and payment for any option award shall in each case be made pursuant and subject to the terms of a NSO Agreement (with associated exhibits, a copy of which has been provided to Employee) between the Company and Employee, consistent with the Option Plan. Except as otherwise provided in Sections 3(c) and (d) of this Agreement, in the event this Agreement is terminated for any reason by either the Company or Employee, Employee shall not be entitled to, and therefore shall forfeit, any unvested equity interest in the Company.

MAKO Employment Agreement – I. Dawson

d.	Benefits:

The Employee shall be eligible for participation in the employee welfare benefit plans, practices, policies and programs provided by the Company, including but not limited to, health insurance and dental insurance, subject to the terms and provisions of said benefit plans. The Employee shall also be entitled to twenty (20) days paid time off (PTO). In addition, subject to approval by the Company’s Chief Executive Officer, Employee shall be reimbursed for reasonable expenses relating to Employee’s professional continuing education requirements (if applicable) and professional licensing fees (if applicable).

e.	Relocation:

Employee has committed to working full-time at the Company’s South Florida headquarter or traveling on Company business until ultimately relocating to South Florida (the “Relocation”), with an intention to do so within the one year period following the Effective Date (the “Intended Relocation Period”). The Employee will receive a one-time Gross Payment (defined as a payment that shall be subject to applicable payroll taxes, through the Company’s payroll withholding process) of Eighty-Five Thousand Dollars ($85,000) (the “Relocation Allowance”), net of applicable payroll taxes, divided into two (2) equal payments as follows: (i) the first payment shall be made in the first scheduled payroll payment date following the Effective Date; and (ii) the second payment shall be made in the first scheduled payroll payment date following the three (3) month anniversary date of the Effective Date (the “Second Payment Date”). Employee expressly agrees and acknowledges that if, within twelve (12) months of the Second Payment Date, Employee’s employment with the Company terminates for any reason except Good Reason (as defined in Section 3(d) of this Agreement), Employee shall repay the Relocation Allowance. In addition, the Company shall reimburse Employee for the actual and customary expenses incurred in moving Employee’s household items to South Florida; provided, however, that the parties agree that at the Company’s sole discretion the foregoing expenditure shall be billed directly to the Company.

MAKO Employment Agreement – I. Dawson

f.	Insurance:

The Company shall provide industry standard Director’s and Officer’s (“D&O”) Insurance during the term of this Agreement at its sole expense. Employee, if an officer of the Company, shall be named as an insured under the policy. The Company shall enter into an indemnification agreement (a copy of which has been provided to Employee), whereby Company shall indemnify Employee and agree to hold Employee harmless, from all covered claims, demands, judgments, assessments, and costs, including attorney or other professional fees, in excess of the amount of insurance provided and/or which are incurred by application of the retention amount.

3.	Termination
a.	At the Expiration of the Term

If the Employee’s employment with the Company terminates at the end of the Term, the Company shall have no further obligation to the Employee under this Agreement, except for accrued and unpaid Base Salary and benefits the Employee has accrued pursuant to any applicable welfare benefit plans provided by the Company, earned but unpaid bonuses and unreimbursed business-related expenses.

b.	Automatic Termination Due To Death or Disability

If the Employee dies or suffers any Disability (as such term is hereinafter defined) Employee’s employment pursuant to this Agreement shall automatically terminate on the date of Employee’s death or Disability, as the case may be. For purposes of this Agreement, the term “Disability” shall mean the inability of the Employee to perform Employee’s duties, with or without reasonable accommodations, under this Agreement because of physical or mental illness or incapacity for a period of ninety (90) days in any six (6) month period. For purposes of this Agreement, the term “Date of Disability” shall be the 90th day of such Disability.

MAKO Employment Agreement – I. Dawson

In the event of death of Employee, the Company shall have no further obligation under this Agreement, except for (1) accrued (through the date of termination) and unpaid Base Salary, (2) benefits the Employee has accrued pursuant to any applicable welfare benefits plan, earned (through the date of termination) but unpaid bonuses, and unreimbursed business-related expenses, in accordance with Company policy and (3) payment for six (6) months of continued participation in the Company’s health benefits for the Employee’s spouse/dependents. In the event of Disability the Company shall have no further obligation to the Employee under the Agreement, except for (a) accrued (through the date of termination) and unpaid Base Salary, benefits the Employee has accrued pursuant to any applicable welfare benefits plan, (b) earned (through the date of termination) but unpaid bonuses, and unreimbursed business-related expenses and (c) payment for six (6) months of continued participation in the Company’s health benefits for the Employee and Employee’s spouse/dependents. The Base Salary payment shall be at the rate in effect at the time of death or Disability.

c.	Termination by the Company Without Cause

The Company may terminate this Agreement at any time during the Term without Cause. In the event of termination without Cause, the Company shall pay the Employee six (6) months Base Salary at the rate in effect at the time, in monthly installments and shall pay for continuation of health benefits for six (6) months. The Employee shall also be paid for accrued (through the date of termination) and unpaid Base Salary, and benefits which Employee accrued pursuant to any applicable welfare benefits plan, earned but unpaid bonuses, and unreimbursed business-related expenses, in accordance with Company policy. Furthermore, in the event of a termination without Cause which occurs in anticipation of a Change in Control (as defined below) or on or within six (6) months after a Change in Control, all equity awards held by Employee that vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted.

MAKO Employment Agreement – I. Dawson

For purposes of this Agreement, a “Change in Control” means the following:

(i)                   A transaction or series of transactions (other than an offering of the Company’s stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company and immediately after such acquisition possesses more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)                   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 6.2(i) hereof or Section 6.2(iii) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

MAKO Employment Agreement – I. Dawson

(iii)                   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A)                   Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

(B)                   After which no person or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 6.2(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

MAKO Employment Agreement – I. Dawson

(iv)                   The Company’s stockholders approve a liquidation or dissolution of the Company and all material contingencies to such liquidation or dissolution have been satisfied or waived.

d.	Termination by the Employee

The Employee may terminate this Agreement at any time by providing the Company with sixty (60) days advance written notice, or for Good Reason (as such term is hereinafter defined) by providing the Company written notice. For the purposes of this Agreement, “Good Reason” shall mean (i) a material adverse change of Employee’s Job Responsibilities, (ii) a breach by the Company with respect to (1) its compensation obligations under this Agreement which has not been cured after thirty (30) days written notice by Employee, or (2) its Notice of Non-Renewal, (iii) a decrease in Employee’s Base Salary not equally applied (on a percentage basis) to all employees subject to an employment agreement with the Company, or (iv) after Employee’s Relocation, the Company relocates its South Florida offices to a location more than one hundred (100) miles from its location at the time of Employee’s Relocation.

In the event Employee terminates this Agreement for Good Reason, Employee shall be entitled to severance in an amount equal to six (6) months Base Salary at the rate in effect at the time, paid in monthly installments, and payment of health continuation benefits for six (6) months. In addition, Employee shall be paid accrued (through the date of termination) and unpaid Base Salary and benefits which Employee accrued pursuant to any applicable welfare benefits plan, earned (through the date of termination) but unpaid bonuses, and unreimbursed business-related expenses. Furthermore, in the event Employee terminates this Agreement for Good Reason in anticipation of a Change in Control (as defined above) or on or within six (6) months after a Change in Control, all equity awards held by Employee that vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted.

MAKO Employment Agreement – I. Dawson

In the event Employee terminates this Agreement without Good Reason, the Employee shall only be entitled to payment for accrued (through the date of termination) and unpaid Base Salary and benefits which Employee accrued pursuant to any applicable welfare benefit plan, earned (through the date of termination) but unpaid bonuses, and unreimbursed business-related expenses, in accordance with Company policy.

e.	Termination by the Company for Cause

The Company shall have the right to immediately terminate the employment of the Employee for Cause (as such term is hereinafter defined), if such termination is approved by not less than two-thirds of the Board at a meeting of the Board called and held for such purpose, provided the Employee is given at least five (5) days advance notice of such meeting and is given the opportunity to speak at such meeting. For purposes of this Agreement, “Cause” shall mean any act or any failure to act on the part of the Employee which constitutes: (i) the willful, knowing or grossly negligent failure or refusal of the Employee to perform Employee’s duties under this Agreement or to follow the reasonable directions of the Company’s Chief Executive Officer which has continued for thirty (30) days following written notice of such failure or refusal from the Board; (ii) a breach by the Employee of any fiduciary duty to the Company or any of the Company’s subsidiaries for which the Employee is required to perform services under this Agreement; (iii) material and willful misfeasance or malfeasance by the Employee in connection with the performance of Employee’s duties under this Agreement; (iv) Employee’s commission of an act which is a fraud or embezzlement; (v) the conviction of the Employee for, or a plea of guilty or nolo contendere to a criminal act which is a felony; (vi) a material breach or default by the Employee of any provision of this Agreement which has continued for thirty (30) days following notice of such breach or default from the Board; (vii) the Employee’s willful and material breach or violation of any law, rule, regulation (other than traffic violations or similar offenses); or (viii) abuse of drugs or alcohol to the detriment of the Company.

MAKO Employment Agreement – I. Dawson

In the event the Employee is terminated for Cause, the Employee shall only be entitled to payment for accrued (through the date of termination) and unpaid Base Salary and benefits which Employee accrued pursuant to any applicable welfare benefits plan, earned (through the date of termination) but unpaid bonuses, and unreimbursed business-related expenses, in accordance with Company policy.

4.	Discoveries and Works

The Employee understands and agrees that any and all Confidential Information (as hereinafter defined) of the Company which Employee has access to, uses or creates during employment with the Company is and shall at all times remain the sole and exclusive property of the Company, and the Employee further agrees to assign to the Company any right, title or interest Employee may have in such Confidential Information to the Company. The Employee also agrees that, if Employee is asked by the Company (at its expense), Employee will do all things and sign all necessary documents reasonably necessary in the opinion of the Company to eliminate any ambiguity as to the right of the Company in such Confidential Information including but not limited to providing full cooperation to the Company in the event of any litigation to protect, establish or obtain such rights of the Company.

The Employee understands that this Section 4 does not waive or transfer Employee’s rights to any invention for which no equipment, supplies, facility or trade secret or Confidential Information of the Company was used and which was developed entirely on Employee’s own time, unless the invention relates to the business of the Company, or to the Company's actual demonstratively anticipated research or development, or the invention results from any work that Employee performed for the Company during the term of Employee’s employment relationship with the Company.

MAKO Employment Agreement – I. Dawson

The Employee hereby assigns and transfers to the Company, its successors, legal representatives and assigns, Employee’s entire right, title, and interest in and to any and all present and future works of authorship, inventions, know-how, confidential information, proprietary information, or trade secrets resulting from work done by him on behalf of the Company (collectively, the “Intellectual Property”). The Employee agrees to waive all moral rights relating to the Intellectual Property developed or produced, including without limitation any and all rights of identification of authorship, any and all rights of approval, restriction or limitation on use or subsequent modifications and any and all rights to prevent any changes prejudicial to Employee’s honor or reputation. The Employee further agrees to provide all assistance reasonably requested by the Company in the establishment, preservation and enforcement of its rights in the Intellectual Property, such assistance to be provided at the Company’s expense, but without any additional compensation to the Employee.

5.	Confidentiality and Noncompetition Covenants
a.	Confidentiality

The Employee acknowledges that, during the course of employment with the Company, the Employee may receive special training and/or may be given access to or may become acquainted with Confidential Information (as hereinafter defined) of the Company. As used in this Section 5, "Confidential Information" of the Company means all Intellectual Property Rights not available in the public domain, trade practices, business plans, price lists, supplier lists, customer lists, marketing plans, financial information, software and all other compilations of information which relate to the business of the Company, or to any of its subsidiaries, and which have not been disclosed by the Company to the public, or which are not otherwise generally available to the public.

MAKO Employment Agreement – I. Dawson

The Employee acknowledges that the Confidential Information of the Company, as such may exist from time to time, are valuable, confidential, special and unique assets of the Company and its subsidiaries, expensive to produce and maintain and essential for the profitable operation of their respective businesses. The Employee agrees that, during the course of employment with the Company, or at any time thereafter, Employee shall not, directly or indirectly, communicate, disclose or divulge to any Person (as such term is hereinafter defined), or use for Employee’s benefit or the benefit of any Person, in any manner, any Confidential Information of the Company or its subsidiaries acquired during employment with the Company or any other confidential information concerning the conduct and details of the businesses of the Company and its subsidiaries, except as required in the course of employment with the Company or as otherwise may be required by law. For purposes if this Agreement, “Person” shall mean any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company or other entity or any government, governmental agency or political subdivision.

All documents relating to the businesses of the Company and its affiliates including, without limitation, Confidential Information of the Company, whether prepared by the Employee or otherwise coming into the Employee's possession, are the exclusive property of the Company and such respective subsidiaries, and must not be removed from the premises of the Company, except as required in the course of the Employee's employment with the Company. The Employee shall return all such documents (including any copies thereof) to the Company when the Employee ceases to be employed by the Company or upon the earlier request of the Company or the Board.

MAKO Employment Agreement – I. Dawson

The Employee agrees not to disclose the terms of this Agreement to any other non-officer employee of the Company without the consent of the Chief Executive Officer.

b.	Noncompetition & Non-Solicitation

During the Term of this Agreement (including any extensions thereof) and for a period of one (1) year following the termination of the Employee's employment under this Agreement for any reason, the Employee shall not, except with the Company's express prior written consent, directly or indirectly, in any capacity, for the benefit of any entity or person (including the Employee):

(i)                   Become employed by, own, operate, manage, direct, invest in (except investment through a mutual fund or ownership of less than 1% of the securities of a public company in competition with the Business), or otherwise, directly or indirectly, engage in, or be employed by, any entity or person which competes with the Business (as hereinafter defined) within the Territory. For purposes of this Agreement, “Business” shall mean the development and/or manufacture, sale or distribution to the orthopedics market of any image guided surgical device and/or software used in combination with any surgical robotic device and/or software. For purposes of this Agreement, “Territory” shall mean the United States of America.

(ii)                 Solicit, service, divert, take away, or contact any customer, client or employee of the Company, or any of its subsidiaries, or promote a competing service to any customer, client or employee of the Company, its subsidiaries or any of its respective businesses.

MAKO Employment Agreement – I. Dawson

6.	Reliance

The Employee acknowledges that Employee’s compliance with the provisions of Section 5 of this Agreement (hereinafter referred to as the "Restrictive Covenants") is a material part of the consideration bargained for by the Company under this Agreement. The Employee agrees that such covenants are reasonable as to scope and duration and agrees to be bound by the provisions of Section 5 of this Agreement to the maximum extent permitted by law, it being the intent and spirit of the parties to this Agreement that the provisions of Section 5 of this Agreement shall be enforceable. However, the parties to this Agreement further agree that if any portion of the Restrictive Covenants or their application is construed to be invalid or unenforceable, then the other portions thereof and their application shall not be affected thereby and shall be enforceable. If the Restrictive Covenants shall for any reason be held to be excessively broad as to duration, geographic scope, property, subject or similar factor, then the court making such determination shall have the power to reduce or limit such duration, geographic scope, property, subject or similar factors so as to be enforceable to the maximum extent compatible with applicable law, and the Restrictive Covenants shall then be enforceable in its reduced or limited form.

7.	Equitable Relief and Enforcement

The Employee further acknowledges that any breach by him of the Restrictive Covenants will result in irreparable injury to the Company and its affiliates for which money damages could not adequately compensate the Company or such affiliates. In the event of any such breach (or threatened breach), the Company shall be entitled, in addition to all other rights and remedies which it may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the Employee and all other persons involved therein from continuing such breach. The Company shall be entitled to such injunction without necessity of posting any bond, but if a bond is nonetheless required by the court entertaining the motion for the injunction, the parties to this Agreement agree that a bond in the amount of US$1,000 is appropriate. The existence of any claim or cause of action which the Employee or any such other Person may have against the Company shall not constitute a defense or bar to the enforcement of the Restrictive Covenants.

MAKO Employment Agreement – I. Dawson

8.	Miscellaneous
a.	Entire Agreement; Amendment; Waivers; Headings

Except as otherwise set forth herein, this Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, between the parties to this Agreement with respect to such subject matter. This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties to this Agreement. The waiver by any of the parties to this Agreement of any other party's prompt and complete performance, or breach or violation, of any of the provisions of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties to this Agreement to exercise any right or remedy which it may possess under this Agreement shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach violation. Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 4, 5, 6 and 7 of this Agreement shall survive the termination of the Employee's employment under this Agreement, however caused, and the termination of this Agreement.

MAKO Employment Agreement – I. Dawson

b.	Counterparts

This Agreement may be executed in any numbers of counterparts (including facsimile copies thereof) and by the separate parties hereto in separate counterparts (including facsimile copies thereof), each of which shall be deemed to be one and the same instrument.

c.	Notices

All notices, requests, demands, instructions, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, (b) transmitted by facsimile, prepaid telegram or telex, (c) mailed by first class certified mail, return receipt requested, postage prepaid, or (d) sent by an internationally recognized express courier service, postage or delivery charges prepaid, to the parties at (i) for the Company, at 2555 Davie Road, Attn: Chief Financial Officer, Ft. Lauderdale, FL 33317 and (ii) for Employee, at the address of record on file with the Company’s human resources department, as provided by Employee from time to time.

d.	Successors and Assigns

No party hereto shall have the right to assign this Agreement or any rights or obligations hereunder without the consent of the other parties; provided, however that this Agreement shall be assignable by the Company, in its sole discretion (a) upon a Change in Control, or (b) to any affiliate of the Company, without such consent and upon such assignment, shall inure to the benefit of, and be binding upon, both the Employee and the person or entity purchasing such assets, business or goodwill, or surviving such merger or resulting from such consolidation, or the successor company, as the case may be, in the same manner and to the same extent as though such other person or entity or the successor company were the Company. Notwithstanding the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective personal representatives, heirs, successors and assigns.

MAKO Employment Agreement – I. Dawson

e.	Applicable Law; Arbitration as Exclusive Remedy

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflict of laws principles. All controversies or claims arising out of or relating to Paragraph 1 through 3 of this Agreement shall be resolved by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, except the parties agree the matter shall be handled by a single arbitrator. The award rendered in any arbitration proceeding under this section shall be final and binding. Judgment upon the award rendered by the arbitrator(s) may be entered by a court of competent jurisdiction. Any demand for arbitration must be made and filed within one hundred and eighty (180) days of the date the requesting party knew or reasonably should have known of the event giving rise to the controversy or claim. Any claim or controversy not submitted to arbitration in accordance with this section shall be considered waived, and, therefore, no arbitration panel or tribunal or court shall have the power to rule or make any award on such claims or controversy. The prevailing party in such arbitration proceeding shall be entitled to recover reasonable expenses, including attorney’s fees and costs.

f.	Adherence to Legal, Regulatory, Company and Ethical Requirements.

Employee agrees and covenants that Employee shall at all times conduct himself in full compliance with all legal and ethical regulations and industry guidelines applicable to Employee’s position with the Company, including, without limitation, all rules, regulations and policies of the Company, the Securities & Exchange Commission (“SEC”) and NASDAQ stock market, the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. 1320d-1329d-8; 42 U.S.C. 1320d-2) (“HIPAA”), the Foreign Corrupt Practices Act (the “FCPA”) and Advanced Medical Technology Association (“AdvaMed”) Code of Ethics on Interactions with Health Care Professionals.

* * * * *

[Signature Page Follows]

MAKO Employment Agreement – I. Dawson

IN WITNESS WHEREOF, THE PARTIES TO THIS Agreement have placed their hands as of the day and year first above written.

By:	/s/ Ian Dawson	Dated:	May 31, 2013
Ian Dawson

MAKO SURGICAL CORP.

By:	/s/ Maurice R. Ferré, M.D	Dated:	May 31, 2013
Maurice R. Ferré, M.D. President & Chief Executive Officer

MAKO Employment Agreement – I. Dawson